U.S. Small Business Administration

NOTE

SBA Loan #	43456071-10
SBA Loan Name	American Resource Corporation
Date	April 21, 2020
Loan Amount	$2,649,800.00
Interest Rate	1.00% Fixed
Borrower	American Resource Corporation
Operating Company	N/A
Guarantor	N/A
Lender	Merchants Bank of Indiana

1. PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of $2,649,800.00, interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

"CARES Act" means the Coronavirus Aid, Relief, and Economic Security Act.
"Loan" means the loan evidenced by this Note.
"Loan Documents" means the documents related to this loan signed by Borrower.
"Paycheck Protection Program" means the Paycheck Protection Program added under Section 7(a) of the Small Business Act pursuant to the CARES Act, as modified by any and all supplemental guidance and rules established by the Treasury and SBA.
"SBA" means the Small Business Administration, an Agency of the United States of America.
"Treasury" means the Department of Treasury, an Agency of the United States of America.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Fixed Rate of Interest. Interest shall accrue on the outstanding principal balance of this Note, commencing on the date of this Note and continuing through the date that is two (2) years thereafter (the "**Maturity Date**"), at the rate of One and 00/100 percent (1.00 %) per annum.

interest on the principal balance of this Note shall be calculated on the basis of a three hundred sixty (360) day year calculated by multiplying the actual number of days elapsed in the period for which such interest is payable by a daily rate based on said three hundred sixty (360) day year.

Payments of Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be amortized over a repayment period of Eighteen (18) months, and shall be payable as follows:

(a) Commencing six (6) months after the date of this Note, and on the first (1st) day of each calendar month thereafter through and including the month in which the Maturity Date occurs, payments of principal and interest based on the outstanding principal balance plus accrued interest after application of loan forgiveness in an amount that shall fully amortize by the Maturity Date.

(b) All remaining unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder, shall be due and payable in full on the Maturity Date.

All payments of principal and interest hereunder shall be paid by wire transfer or check, at the time (s) of payment, in the legal tender for public and private debts in the United States of America, and shall be made at such place as Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Lender at 3737 E. 96th Street, Indianapolis, IN 46240.

Loan Prepayment. Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must:

a. Give Lender written notice;
b. Pay all accrued interest; and
c. If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days' interest from the date Lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph (b) above.

If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.

Late Charge: If a payment on this Note is more than ten (10) days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.

Eligible Loan Forgiveness. Borrower hereby acknowledges the Loan has been given by Lender pursuant to the Paycheck Protection Program, which, in certain circumstances, entitles Borrower to the forgiveness of all, or a portion, of the principal hereunder (the "**Program Forgiveness**"). Borrower's right to and eligibility for any Program Forgiveness is expressly governed by the terms of the Paycheck Protection Program, and is conditioned upon Borrower's compliance with the rules and regulations promulgated thereunder relating to Borrower's use of the Loan proceeds.

By executing this Note, Borrower is thereby representing and warranting to Lender that: (a) all of the representations, warranties, certifications and authorizations made in that certain SBA Form 2483, Paycheck Protection Program Borrower Application Form, executed by Borrower on or about April 5, 2020, remain true and accurate and are hereby deemed as remade as of the date of this Note; (b) Borrower will fully and promptly comply with its obligations under the Paycheck Protection Program; (c) Borrower will not use any proceeds from the Loan for any use or purpose that is not expressly permitted by the Paycheck Protection Program; (d) there is no guaranty that Borrower will be eligible for any Program Forgiveness; (e) Borrower's failure to strictly comply with the Paycheck Protection Program shall be deemed a default under this Note; and (e) in the event Borrower defaults hereunder, or misappropriates any amount of the Loan proceeds, such events may result in Borrower's forfeiture of any right to receive any Program Forgiveness, as well as Borrower may be subject to criminal and civil liability to the SBA and Federal Government of the United States.

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A. Fails to do anything required by this Note and other Loan Documents;
B. Defaults on any other loan with Lender;
C. Does not preserve, or account to Lender's satisfaction for, any of the loan proceeds;
D. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;
G. Fails to pay any taxes when due;
H. Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I. Has a receiver or liquidator appointed for any part of their business or property;
J. Makes an assignment for the benefit of creditors;
K. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;
L. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent;
M. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note; or
N. Fails to comply with any terms, conditions or obligations imposed upon Borrower pursuant to the Paycheck Protection Program.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;
B. Collect all amounts owing from any Borrower;
C. File suit and obtain judgment; or
D. Pursue any and all rights and remedies available to Lender under the Paycheck Protection Program.

6. LENDER'S GENERAL POWERS:

Without notice and without Borrower's consent, Lender may:

A. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance; and
B. Release anyone obligated to pay this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes the successors of each, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:

A. All individuals and entities signing this Note are jointly and severally liable.
B. Borrower waives all suretyship defenses.
C. Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's SBA 100% guaranty on the loan.
D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F. If any part of this Note is unenforceable, all other parts remain in effect.
G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain a personal guaranty; perfect, or maintain a lien upon collateral; impaired collateral; or did not obtain the fair market value of collateral at a sale in accordance with the Paycheck Protection Program.

10. STATE-SPECIFIC PROVISIONS:

NONE

11. BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Note to Lender in INDIANAPOLIS, IN, as of the day and year first written above.

BORROWER:

American Resource Corporation ,
Corporation

By: Mark C. Jensen
Name: Mark C. Jensen
Its: CEO

By: Thomas M. Suave
Name: Thomas M. Suave
Its: President

By: Kirk P. Taylor
Name: Kirk P. Taylor
Its: Chief Financial Officer

Borrower's Notice Address:

12115 Visionary Way
Fishers, IN 46038